SAFEGUARD HEALTH ENTERPRISES, INC.

                          AGREEMENT AMONG STOCKHOLDERS
                          ----------------------------


     This Agreement Among Investors (this "Agreement") is entered into this 31st day of January, 2001, by and among those certain parties listed in Schedule 1 attached hereto (individually an "Investor," collectively the "Investors").

     WHEREAS, the Investors are stockholders of SafeGuard Health Enterprises, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, the Investors hold certain shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company (the "Preferred Stock") issued pursuant to that certain Term Sheet Agreement, dated as of March 1, 2000, by and among the Company and the Investors (the "Term Sheet Agreement"); and

     WHEREAS, certain of the Investors also hold shares of Common Stock, per value $.01 per share, of the Company (the "Common Stock"); and

     WHEREAS, pursuant to the Term Sheet Agreement, the Investors desire to enter into this Agreement to set forth certain understandings regarding the transfer and voting of the shares of Common Stock and Preferred Stock now or hereafter owned by the Investors;

     NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                 AGREEMENT STOCK
                                 ---------------

     1.1     Securities Subject Hereto.  The provisions of this Agreement shall,
             -------------------------
except  as  hereinafter  specifically  provided,  apply  to:

     (a) All shares of Common Stock of the Company now owned or hereafter acquired by any Investor including, without limitation, shares of Common Stock of the Company issued upon conversion of the Preferred Stock and shares of Common Stock of the Company issued upon the exercise of any stock options or warrants;

     (b) All shares of Preferred Stock of the Company now owned or hereafter acquired by any Investor including, without limitation, shares of Preferred Stock of the Company issued upon conversion of those certain Series A, B, C and D Convertible Notes issued to the Investors pursuant to the Term Sheet Agreement;

     (c) All shares of capital stock of the Company hereafter acquired by an Investor in respect of, in lieu of or in exchange for the shares of Common Stock referred to in Section 1.1(a) above or for the shares of Preferred Stock referred to in Section 1.1(b) above, whether by reason of any stock split, stock dividend, reverse split, recapitalization, merger, exchange or otherwise; and

     (d) All shares of capital stock of the Company hereafter acquired by any Investor pursuant to any subscription or rights to acquire additional shares of capital stock of the Company which subscription or other right to acquire capital stock of the Company is measured by or attributable to the ownership of any shares of capital stock made subject to this Agreement by the foregoing provisions of this Section 1.1.

All  the  shares of capital stock of the Company described above in this Section
1.1  are  hereinafter  referred  to  as  "Agreement  Stock."


                                   ARTICLE II

                       PROVISIONS APPLICABLE TO TRANSFERS
                       ----------------------------------

     2.1     Transfers  Subject  to  Agreement.  No  Investor  shall  transfer,
             ---------------------------------
assign, convey, pledge or otherwise encumber any shares of Agreement Stock, whether voluntarily, involuntarily or by operation of law, except subject to and bound by the provisions of this Agreement. Any transfer of Agreement Stock must be conditioned upon the transferor or assignee expressly agreeing in writing to the terms of this Agreement and acknowledging that the Agreement Stock is subject to and bound by the provisions of this Agreement. Any certificate evidencing shares of Agreement Stock transferred by an Investor shall have placed thereon the restrictive legend described in Article V of this Agreement.


                                   ARTICLE III

                                VOTING AGREEMENT
                                ----------------

     3.1     Voting  Agreement.
             -----------------

          (a) Each Investor hereby agrees to vote all shares of Agreement Stock held by such Investor to approve an amendment to the Certificate of Incorporation of the Company increasing the authorized number of shares of Common Stock of the Company to 40 million or more shares in order to have sufficient authorized and unissued shares of Common Stock reserved for issuance upon the conversion of the Preferred Stock issuable to the Investors upon conversion of the Convertible Notes.

          (b) Each Investor hereby agrees not to vote any shares of Agreement Stock to approve any change in the size of the Board of Directors of the Company from its current number of seven, whether to increase or decrease such size.

          (c) Each Investor hereby agrees to take all actions necessary, including, without limitation, voting all shares of Agreement Stock held by the Investor to cause Stephen J. Blewitt to be appointed or elected to the Board of Directors of the Company as the director elected by the Series B, C and D Preferred Stock, voting together as a single class, effective as of the date of this Agreement.


                                   ARTICLE IV

                                  REQUIRED SALE
                                  -------------

     4.1     Required  Sale.  In  the  event  that  certain  of  the  Investors
             --------------
consisting of CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P. and Jack R. Anderson (the "Selling Investors") shall determine to sell or exchange (whether in a business combination or some other form of transaction) all, but not less than all, of the shares of Agreement Stock held by such Selling Investors in a bona fide arms-length transaction to a third party and such transaction satisfies the following conditions:

     (a) The proposed transferee has offered to acquire all the outstanding shares of capital stock of the Company in the transaction;

     (b) The transaction has been approved by the Board of Directors of the Company; and

     (c) If the total consideration payable by the proposed transferee for the acquisition of all the outstanding shares of capital stock of the Company is less than $30 million, the Company has received a fairness opinion from an investment banker that the transaction is fair to the stockholders of the Company from a financial standpoint;

then, upon the written request of the Selling Investors, all the other Investors (the "Required Sellers") shall (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the proposed transferee, on the same financial terms and conditions as applicable to the Selling Investors, all shares of Agreement Stock held by the Required Sellers and (b) if stockholder approval of the transaction is required, vote all shares of Agreement Stock held by the Required Sellers to approve the transaction. In the event of a sale pursuant to this Section 4.1, the transferee shall not be required to acquire the shares of Agreement Stock subject to the terms of this Agreement and this Agreement shall terminate upon the consummation of the transaction. The provisions of this Section 4.1 shall terminate and have no further force or effect whatsoever from and after six (6) years after the date of this Agreement.

                                    ARTICLE V

                               RESTRICTIVE LEGEND
                               ------------------

     5.1     Restrictive  Legend.  Each certificate representing Agreement Stock
             -------------------
shall  have  placed  thereon  a  legend  in  substantially  the  following form:

     THE VOTING AND TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT AMONG STOCKHOLDERS DATED _________, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, AND SUCH SHARES MAY NOT BE VOTED OR SOLD OR OTHERWISE DISPOSED OF EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF THAT AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.


                                   ARTICLE VI

                     SPECIFIC PERFORMANCE AND OTHER REMEDIES
                     ---------------------------------------

     6.1     Remedies.  The  parties  hereby  declare  that  it is impossible to
             --------
measure in money the damages which will accrue to a party hereto by reason of a failure of any party hereto to perform any of its obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each party hereto against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy of law, and no party shall urge in any such action or proceeding the claim or defense that such remedy at law exists. Each party hereby acknowledges that the shares of Agreement Stock are unique chattels and each party to this Agreement shall be entitled to exercise any and all available remedies for a violation of any of the terms of this Agreement, including, but not limited to, the equitable remedy of specific performance as specified above and injunctive relief.


                                   ARTICLE VII

                                   TERMINATION
                                   -----------

     7.1     Termination  as to an Investor.  Notwithstanding anything herein to
             ------------------------------
the contrary, this Agreement shall terminate as to any Investor effective as of the date and the time such Investor ceases to own any shares of Agreement Stock. Upon any such termination, such Investor shall have no further rights or obligations hereunder except that rights or remedies of such Investor arising out of the breach of this Agreement by any other party hereto prior to the date and time of such termination shall not be affected by such termination.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

     8.1     Notices.  All  notices,  claims,  demands  and other communications
             -------
hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier (c) when delivered by hand or (d) the expiration of five business days after the day when mailed by registered or certified mail (postpaid prepaid, return receipt requested), addressed to the Investors at their respective addresses as shown on the books of the Company.

     8.2     Entire Agreement; Amendments.  This Agreement sets forth the entire
             ----------------------------
understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, or warranties, other than those contained herein, and no amendments or modifications hereto, shall be valid unless made in writing and signed by all parties hereto.

     8.3     Binding  Effect/Assignability.  This  Agreement shall extend to and
             -----------------------------
be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

     8.4     Invalid  Provisions.  If any provision of this Agreement is held to
             -------------------
be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof with the remaining provisions remaining in full force and effect and not affected by the illegal, invalid or unenforceable provision or by severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid and enforceable.

     8.5     Headings/Captions.  The  captions  to  sections  and subsections of
             -----------------
this Agreement have been inserted solely for convenience and reference, and shall not control or effect the meaning or construction of any of the provisions of this Agreement.

     8.6     Waiver;  Remedies.  Waiver  by any party hereto of any breach of or
             -----------------
exercise of any rights under this Agreement shall not be deemed to be a waiver of similar or other breaches or rights or a future breach of the same duty. The failure of a party to take any action by reason of any such breach or to exercise any such right shall not deprive any party of the right to take any action at any time while such breach or condition giving rise to such right continues. Except as expressly limited by this Agreement, the parties shall have all remedies permitted to them by this Agreement or law, and all such remedies shall be cumulative.

     8.7     Attorneys'  Fees.  If  any  legal  action  or  other  proceeding is
             ----------------
brought for the enforcement of this Agreement, or because of its alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.


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
     8.8     Further  Assurances.  The  parties  hereto  agree  to  execute,
             -------------------
acknowledge and deliver to the other any further instruments that may be reasonably required to give full force and effect to the provisions of this Agreement; provided, however, that neither party shall be required to deliver any other instrument which expands its duties, obligations or representations and warranties, or which diminishes its rights under this Agreement.

     8.9     Governing  Law.  This  Agreement shall be governed by and construed
             --------------
in  accordance  with  the  laws  of  the  State  of  Delaware.

     8.10     Counterparts.  This  Agreement  may  be  executed  in  two or more
              ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)



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
SAFEGUARD HEALTH ENTERPRISES,
INC.                                        CAI  CAPITAL  PARTNERS AND COMPANY
                                            II-C,  L.P.
By:  /s/  James  E.  Buncher
   ------------------------------------
    James E. Buncher, President
                                            By:  /s/  Manfred  W.  Yu
                                               ---------------------------------
By:  /s/  Ronald  I.  Brendzel                  Manfred  W.  Yu
   ------------------------------------         Assistant Secretary
    Ronald I. Brendzel, Secretary

                                            JOHN  HANCOCK  LIFE  INSURANCE
THE  BAILEYS  FAMILY  TRUST                 COMPANY f/k/a JOHN HANCOCK MUTUAL
                                            LIFE  INSURANCE  COMPANY

By:  /s/  Steven  J.  Baileys               By:  /s/  Stephen  J.  Blewitt
   ------------------------------------        ---------------------------------
     Steven J. Baileys, D.D.S., Trustee     Name:  Stephen  J.  Blewitt
                                                 -------------------------------
                                            Title:  Authorized  Signatory
THE  BURTON  PARTNERSHIP,  LIMITED                ------------------------------
PARTNERSHIP
                                            JOHN  HANCOCK  VARIABLE  LIFE
By:  /s/  Donald  W.  Burton                INSURANCE  COMPANY
   ------------------------------------
     Donald W. Burton, General Partner      By:  /s/  Stephen  J.  Blewitt
                                               ---------------------------------
                                            Name:   Stephen  J.  Blewitt
CAI PARTNERS AND COMPANY II, L.P.                -------------------------------
                                            Title:   Authorized  Signatory
                                                  ------------------------------

By:  CAI PARTNERS GP & CO., L.P.,           INVESTORS  PARTNER  LIFE  INSURANCE
     GENERAL  PARTNER                       COMPANY

     By:  /s/  Leslie  B.  Daniels          By:  /s/  Stephen  J.  Blewitt
        -------------------------------        ---------------------------------
        Leslie B. Daniels, President of     Name:   Stephen  J.  Blewitt
        CLEA II Co., a General Partner           -------------------------------
                                            Title:   Authorized  Signatory
                                                  ------------------------------

CAI  CAPITAL  PARTNERS  AND                 MELLON  BANK,  N.A.,  solely  in its
COMPANY  II,  L.P.                          capacity  as  Trustee  for  the Bell
                                            Atlantic  Master Trust, (as directed
By:  CAI Capital Partners GP & Co., L.P.,   by  John Hancock Financial Services,
     General  Partner                       Inc.),  and  not  in  its individual
                                            capacity

     By:  /s/  Leslie  B.  Daniels          By:  /s/  Carole  Bruno
        -------------------------------          -------------------------------
        Leslie B. Daniels, President of     Name:  Carole  Bruno
        CLEA II Co., a General Partner           -------------------------------
                                            Title:  Authorized  Signatory
                                                  ------------------------------

THE  BURTON  PARTNERSHIP  (QP)  LIMITED
PARTNERSHIP

By:   /s/  Donald  W.  Burton
   ------------------------------------
     Donald  W. Burton, General Partner


   /s/  Jack  R.  Anderson
---------------------------------------
Jack  R.  Anderson,  Individually


   /s/  Rose-Marie  Anderson
---------------------------------------
Rose-Marie  Anderson


   /s/  James  E.  Buncher
---------------------------------------
James  E.  Buncher,  Individually


   /s/  Ronald  I.  Brendzel
---------------------------------------
Ronald  I.  Brendzel,  Individually


   /s/  Dennis  L.  Gates
---------------------------------------
Dennis  L.  Gates,  Individually

                                   SCHEDULE 1

                                    INVESTORS


The  Baileys  Family  Trust
Jack  R.  Anderson
Rose-Marie  Anderson
The  Burton  Partnership,  Limited  Partnership
The  Burton  Partnership  (QP),  Limited  Partnership
CAI  Partners  and  Company  II,  L.P.
CAI  Capital  Partners  and  Company  II,  L.P.
CAI  Capital  Partners  and  Company  II-C,  L.P.
James  E.  Buncher
Ronald  I.  Brendzel
Dennis  L.  Gates
John  Hancock  Life  Insurance  Company
     (f/k/a  John  Hancock  Mutual  Life  Insurance  Company)
John  Hancock  Variable  Life  Insurance  Company
Investors  Partner  Life  Insurance  Company
     (f/k/a John Hancock Life Insurance Company of America) Mellon Bank, N.A., solely in its capacity as Trustee for  Bell  Atlantic  Master  Trust,  (as  directed  by
John Hancock Life Insurance Company) and not in its individual capacity

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